As Filed with the Commission on October 11, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2019

ABCO ENERGY, INC.

(Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	ABCE	OTCPK

ITEM 5.02:	Departure of Directors or Certain Officers, Election of Director; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 7, 2019, Mr. Charles O’Dowd a director of ABCO Energy, Inc. (“Company”) and President and CEO of the Company, resigned from the Company’s Board of Directors and as an officer, effective October 7, 2019. No reasons were given. There were no disagreements between the Company and Mr. O’Dowd that led to his decision to resign. Mr. O’Dowd and the Company are currently negotiating a Separation Agreement containing provisions for potential future consulting services, severance payments and a customary release by Mr. O’Dowd of claims against the Company. The remaining director and Company staff are currently involved in recruitment of a new slate of Officers and Directors for the Company’s ongoing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: October 11, 2019	By: /s/ Wayne Marx
Name: Wayne Marx
Title: Secretary